UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 21, 2019

Corvus Gold Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-55447	98-0668473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1750, 700 West Pender Street, Vancouver, British Columbia, Canada	N/A
(Address of Principal Executive Offices)	(Zip Code)

(604) 638-3246
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	KOR	Toronto Stock Exchange (TSX)
Common	CORVF	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 7.01. Regulation FD Disclosure.

On May 21, 2019, the Company reported that it has entered into an agreement with EMX Royalty Corporation for a CAD $900,000 private placement in the Company and sale of royalties to EMX for CAD $350,000. Pursuant to the private placement the Company will issue 500,000 common shares at a price of CAD$1.80 per share to EMX. Additionally, four non-core Alaskan royalty interests owned by the Company will be sold to EMX for a purchase price paid by EMX to the company in the amount of CAD $350,000. Proceeds of the financing are expected to fund expanded exploration programs at both the Mother Lode and North Bullfrog Projects in Nevada.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1*	Press Release, dated May 21, 2019

* The foregoing exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corvus Gold Inc.

Date: June 3, 2019	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius
President & Chief Executive Officer